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                                                               EXHIBIT 12.1

                                                              SUNAMERICA INC.
                                                 COMPUTATION OF EARNINGS TO FIXED
CHARGES
                            (FIXED CHARGES INCLUDE DIVIDENDS PAID ON
PREFERRED SECURITIES OF GRANTOR TRUSTS AND
                            INTEREST INCURRED ON SENIOR DEBT, BUT EXCLUDE
INTEREST INCURRED ON FIXED ANNUITIES,
                                            GUARANTEED INVESTMENT CONTRACTS AND
TRUST DEPOSITS)
                                                                                                         Nine
    Nine
                                                                                                       months
   months
                                                 Years ended September 30,
ended          ended
                          ---------------------------------------------------------------------       June 30,
June 30,
                              1991           1992           1993           1994           1995           1995
         1996
                          --------       --------       --------       --------       --------       --------
- --------
                                               (In thousands, except ratios)
(unaudited)
Earnings:


Pretax income             $ 73,381       $111,091       $184,011       $240,001       $279,606
    $199,653       $289,484
                          --------       --------       --------       --------       --------       --------
- --------
Add:
Interest incurred on:
  Senior indebtedness       33,072         33,224         36,246         50,292         55,985
   41,031         53,112
  Subordinated notes        10,473          3,941           --             --             --             --
           --
                          --------       --------       --------       --------        --------         --------
- --------

  Total interest
   incurred                 43,545         37,165         36,246         50,292         55,985
41,031         53,112
                          --------       --------       --------       --------        --------         --------
- --------
Dividends paid on
  preferred securities
  of grantor trusts           --             --             --             --            1,673            364
      15,064
                          --------       --------       --------       --------       --------       --------      --------
Total earnings            $116,926       $148,256       $220,257       $290,293       $337,264
   $241,048      $357,660
                          ========       ========       ========
========       ========       ========      ========
Fixed charges:
Interest incurred on:
  Senior indebtedness     $ 33,072       $ 33,224       $ 36,246       $ 50,292       $ 55,985
   $ 41,031      $ 53,112
  Subordinated notes        10,473          3,941           --             --             --             --
          --
                          --------       --------       --------       --------       --------       --------      --------
  Total interest
   incurred                 43,545         37,165         36,246         50,292         55,985
41,031        53,112

Dividends paid on
  preferred securities
  of grantor trusts           --              --            --             --            1,673            364
      15,064
                          --------        --------      --------       --------       --------       --------      --------
Total fixed charges       $ 43,545        $ 37,165      $ 36,246       $ 50,292       $ 57,658
  $ 41,395      $ 68,176
                          ========        ========      ========
========       ========       ========      ========

Ratio of earnings
 to fixed charges
 (which include
 dividends paid on
 preferred
 securities of
 grantor trusts
 and interest
 incurred on
 senior debt, but
 exclude interest
 incurred on fixed
 annuities,
 guaranteed
 investment
 contracts
 and trust deposits)           2.7x            4.0x           6.1x          5.8x           5.8x
5.8x          5.2x
                          ========        ========       ========
========        =======       ========      ========

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